UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 20, 2011, Tesoro Corporation (the “Company”) issued a press release announcing Tesoro Logistics LP (the “Partnership”), a subsidiary of the Company, has priced its initial public offering of 13,000,000 common units at $21.00 per unit.  The common units are expected to begin trading on the New York Stock Exchange on April 20, 2011 under the ticker symbol “TLLP.”  The underwriters have the option to purchase from the Partnership up to an additional 1,950,000 common units, at the same price, to cover over-allotments, if any.  The offering is expected to close on or about April 26, 2011, subject to customary closing conditions.

Upon conclusion of the offering, the public will own 41.8% of the outstanding equity of the Partnership, or 48.0% if the underwriters exercise, in full, their option to purchase additional common units.  The Company, certain subsidiaries of the Company and the Partnership’s general partner will own the remaining equity in the Partnership.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Registration Statement is publicly available on the SEC’s website at www.sec.gov.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the press release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

The information in this Report pursuant to Item 7.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the common units in the initial public offering.

Item 9.01	Financial Statements and Exhibits.

     (d)   Exhibits.

99.1	Press Release announcing the pricing of Tesoro Logistics LP initial public offering on April 20, 2011 by Tesoro Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Press Release announcing the pricing of Tesoro Logistics LP initial public offering on April 20, 2011 by Tesoro Corporation.